Q4 2023 EARNINGS INVESTOR PRESENTATION January 23, 2024

2 24Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey Corporation (“Busey”) and Merchants and Manufacturers Bank Corporation (“M&M”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s and Merchants’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and neither Busey nor M&M undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Busey and M&M to control or predict, could cause actual results to differ materially from those in Busey’s forward-looking statements. These factors include, among others, the following: (1) the possibility that any of the anticipated benefits of the proposed transaction between Busey and M&M will not be realized or will not be realized within the expected time period; (2) the risk that integration of operations of M&M with those of Busey will be materially delayed or will be more costly or difficult than expected; (3) the inability to complete the proposed transaction due to the failure of the required approval of M&M’s stockholders; (4) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (5) the failure of the proposed transaction to close for any other reason; (6) the effect of the announcement of the transaction on customer relationships and operating results; (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (8) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (9) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the Israeli-Palestinian conflict); (10) changes in state and federal laws, regulations, and governmental policies concerning Busey's or M&M's general business (including changes in response to the recent failures of other banks); (11) changes in accounting policies and practices; (12) changes in interest rates and prepayment rates of Busey’s or M&M's assets (including the impact of the London Interbank Offered Rate phase-out and the recent and potential additional rate increases by the Federal Reserve); (13) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (14) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (15) the loss of key executives or associates; (16) changes in consumer spending; (17) unexpected results of acquisitions, including the acquisition of M&M and the performance of M&M’s life equity loan business; (18) unexpected outcomes of existing or new litigation involving Busey or M&M; (19) fluctuations in the value of securities held in Busey’s or M&M’s securities portfolio; (20) concentrations within Busey’s or M&M’s loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (21) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (22) the level of non-performing assets on Busey’s or M&M’s balance sheets; (23) interruptions involving information technology and communications systems or third-party servicers; (24) breaches or failures of information security controls or cybersecurity-related incidents; and (25) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect its financial results, is included in Busey’s filings with the Securities and Exchange Commission (“SEC”). Forward-Looking Statements and Additional Information Special Note Concerning Forward-Looking Statements Additional Information Participants in the Transaction Busey filed a registration statement on Form S-4 with the SEC on January 12, 2024, in connection with the proposed transaction. The registration statement includes a proxy statement of M&M that also constitutes a prospectus of Busey, which will be sent to the stockholders of M&M. M&M’s stockholders are advised to read the proxy statement/ prospectus because it contains important information about Busey, M&M and the proposed transaction. This presentation and other documents relating to the proposed transaction filed by Busey and M&M can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Busey’ website at www.busey.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Busey upon written request to First Busey Corporation, Attention: Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4630, or from M&M, upon written request to Merchants and Manufacturers Bank Corporation, Attention: Brad Butler, 25140 W. Channon Dr., P.O. Box 200, Channahon, Illinois 60410 or by calling (630) 575-9700. This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Busey, M&M and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of Busey relating to its 2023 Annual Meeting of Stockholders filed with the SEC on April 14, 2023. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants are included in the proxy statement/prospectus regarding the proposed transaction.

3 34Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to the Company’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, average tangible common equity, return on average tangible common equity, and adjusted return on average tangible common equity; net income and net security gains and losses in the case of net income excluding net securities gains and losses and diluted earnings per share excluding net securities gains and losses; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, noninterest expense excluding non-operating adjustments, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total assets and goodwill and other intangible assets in the case of tangible assets; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits—appears in the appendix of this presentation. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 4

Table of Contents

Overview of First Busey Corporation (BUSE)	5
Diversified Company with Comprehensive & Innovative Financial Solutions	6
Compelling Regional Operating Model	7
Acquisition of Merchants & Manufacturers Bank Corp.	8
Investment Highlights	9
Fortress Balance Sheet	10
High Quality Loan Portfolio	11
High Quality Portfolio: CRE	12
Office Investor Owned CRE Portfolio	13
High Quality Portfolio: C&I	14
Pristine Credit Quality	15
Credit Profile Bolstered by Strong Reserves	16
Top Tier Core Deposit Franchise	17
Granular, Stable Deposit Base	18
Deposit Cost Trends	19
Diversified and Significant Sources of Fee Income	20
Wealth Management	21
FirsTech	22
Net Interest Margin	23
Actively Managing Asset-Sensitive Balance Sheet	24
Focused Control on Expenses	25
Robust Capital Foundation	26
Balanced, Low-Risk, Short-Duration Investment Portfolio	27
Previously Announced Balance Sheet Repositioning	28
4Q23 Earnings Review	29
Earnings Performance	30

Appendix:	*31*
Experienced Management Team	*32*
Fully Integrated Wealth Platform	*33*
FirsTech, A Uniquely Positioned Payment Technology Company	*34*
Continued Investment in Technology Enterprise-Wide	*36*
Digital Banking Adoption	*37*
Busey Impact	*38*
Non-GAAP Financial Information	*39*

5 54Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Regional operating model serving four regions Northern (IL) Central (IL/IN) Gateway (MO/IL) Florida M&M Bank4 Among the Best 155+ year old financial institution headquartered in Champaign, IL Price Per Share $24.22 Market Cap $1.3B Dividend Yield 4.0% Price/TBV 1.5x Price/2024E 3 11.8x Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 $16 $18 $20 $22 $24 $26 $ in millions 2021 2022 2023 Total Assets $12,860 $12,337 $12,283 Total Loans $7,189 $7,726 $7,651 Total Deposits $10,769 $10,071 $10,291 Total Equity $1,319 $1,146 $1,272 NPA/Assets 0.17% 0.13% 0.06 % Net Interest Margin 1 2.49% 2.84% 2.88 % Adj. PPNR ROAA 1 1.35% 1.44% 1.41 % Adj. ROAA 1 1.15% 1.06% 1.03 % Adj. ROATCE 1 14.40% 15.99% 15.03 % BUSE Stock Price 2Financial Highlights 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 1/22/24, per Nasdaq | 3 Based on consensus median net income of covering analysts as of 1/22/24 4 Pro Forma locations reflecting announced acquisition of Merchants & Manufacturers Bank Corp. on 11/27/23. Pending approvals, anticipated to close during 2Q24.

6 64Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation, see Appendix 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $11 Billion +11% Payments Processed 5 3-Year CAGR Quarterly Revenue 6 Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $12.3 Billion Assets 1 15.0% Adj. ROATCE (FY 2023) 3 $12.1 Billion Assets Under Care 42.8% PT Margin (FY 2023) $382.0 Million 2023 Revenue 2 $57.8 Million 2023 Revenue 4 $22.8 Million 2023 Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 7

Compelling Regional Operating Model

Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate


25
Kankakee
Carmel
Fishers
Lawrence
Indianapolis
Danville
Decatur
Springfield


20
Staunton
Godfrey
Alton
Wood River
St Peters
Florissant
Maryland Heights
Ferguson
Granite City
Chesterfield
Clayton
Collinsville
O'Fallon
Ballwin
Kirkwood
Mehlville
Oakville
Arnold
Belleville
Waterloo


10
Wheeling
Palatine
Arlington Heights
Evanston
Schaumburg
Niles
Bloomingdale
Geneva
Wheaton
Chicago
Cicero
Downers Grove
Aurora
Bolingbrook
Hammond


3
Port Charlotte
Punta Gorda
Cape Coral
Lehigh Acres
San Carlos Park
Bonita

As of 12/31/23

Regions	***Central***	***Gateway***	***Northern***	***Florida***
Banking Centers	25	20	10	3
Deposits	**$5.4 billion**	**$2.6 billion**	**$1.8 billion**	**$438 million**
Loans	**$3.3 billion**	**$1.9 billion**	**$2.0 billion**	**$448 million**
AUC	**$8.5 billion**	**$1.4 billion**	**$1.1 billion**	**$1.1 billion**
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank	Busey Investors' Security Trust

Note: Does not include pending acquisition of Merchants & Manufacturers Bank Corp. Pending approvals, anticipated to close during 2Q24.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 8

Merchants and Manufacturers Bank Corp.

BUSE announced acquisition of Chicagoland-based Merchants & Manufacturers Bank Corp. during 4Q23

As of 12/31/23

Pro Forma Busey + M&M	$12.7 Billion	$8.1 Billion	$10.7 Billion
	Assets	*Loans*	*Deposits*

Compelling Life Equity Loan® Line of Business

- Defensible, scalable niche as established market leader in providing loans secured by cash value life insurance policies and related credit products
- Enhances the unique product set offered to Busey's well-capitalized client base
- Attractive economics – strong yield (7.69% MRQ) and no historical loss experience
- Busey's strong balance sheet position and investments in technology will enhance Life Equity Loan capabilities and financial outcomes

Further Enhances Key Market Profile

- Complements and extends Busey's growing Chicagoland market presence
- Bolsters Busey's deposit position among regional and community banks to #4 in M&M's markets of operation and #8 in the Chicago MSA [1]
- Adds presence in attractive and commercially important Oak Brook market

Attractive Deal Metrics [2]

- < 1.5% TBV dilution
- 2.0 year TBV earnback
- 6%+ EPS accretion in 2025 & 2026; long-term GAAP & Cash EPS accretion of ~5.5%
- Pro Forma capital & liquidity positions remain robust

Actions Taken

- **11/27/23** M&M Acquisition Announced [8-K]
- **12/18/23** Filed applications with regulators
- **1/12/24** Filed S-4

Next Steps

- **March 2024** Projected M&M shareholder meeting/vote
- **April/May 2024** Expected legal & financial close of transaction
- **June 2024** Anticipated bank merger & core system conversion

[1] Deposit data as of 6/30/23 per the 2023 FDIC Summary of Deposits and excludes banks with $100 billion+ in consolidated assets | [2] Metrics as announced 11/27/23
Note: Illustrative timeline only. Subject to regulatory and shareholder approvals, and customary closing conditions.

9 94Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (96.2%)1, low cost non-time deposits (131 bps) in 4Q23, and low level of uninsured & uncollateralized deposits2 (27%) at 12/31/23 ▪ Substantial investments in technology enterprise-wide, deep leadership bench, and risk management infrastructure Attractive Franchise that Provides Innovative Financial Solutions Attractive Profitability and Returns ▪ Adjusted ROAA of 0.94% 1 & Adjusted ROATCE of 13.64% 1 for 4Q23 ▪ 4Q23 NIM of 2.74% 1 ▪ Adjusted Core Efficiency Ratio of 60.1% 1 for 4Q23 ▪ Adjusted diluted EPS of $0.52 1 for 4Q23 ▪ Quarterly dividend of $0.24 (4.0% yield) 4 Disciplined Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ Efficient and right-sized branch network (average deposits per branch of $177 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A; announced acquisition of Merchants & Manufacturers Bank Corp. on 11/27/23 Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income / revenue (ex-securities gains/losses)3 of 28.5% for 4Q23 ▪ Wealth management and payment technology solutions account for 62.2% of noninterest income (ex-securities gains/losses) in 4Q23 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle 1 Non-GAAP calculation, see Appendix | 2 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (incl. preferred deposits) | 3 Non-GAAP, revenue consists of net interest income plus noninterest income, excluding security gains and losses | 4 Based on BUSE closing stock price on 1/22/24 Investment Highlights BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 10

Fortress Balance Sheet

High Quality, Resilient Loan Portfolio

- Diversified portfolio, conservatively underwritten with low levels of concentration
- Non-performing (0.06% of total assets) and classified assets (5.0% of capital[1]) both remain near historically low levels
  - Classified assets reduced $35 million, or 32%, from 12/31/22 to 12/31/23
- Reserves remain above initial Day 1 CECL coverage of 1.06%: ACL/Loans: 1.20% | ACL/NPLs: 1,174%
- 100 / 300 Test: 32% C&D | 213% CRE-I
- Minimal office CRE-I located in metro central business districts; substantial majority of office properties are in suburban locations and 41% of the office CRE-I portfolio is medical office

Strong Core Deposit Franchise & Ample Liquidity

- Robust holding company and bank-level liquidity
- Strong core deposit franchise
  - 74.3% loan-to-deposit ratio, 96.2% core deposits[2]
  - 27.5% of total deposits are noninterest-bearing
  - Low level of estimated uninsured & uncollateralized deposits[3] at 27% of total deposits at 12/31/23
- Cash & Equivalents + Available-For-Sale Securities carrying value represents 100% of estimated uninsured & uncollateralized deposits[3]
- Substantial sources of available off-balance sheet contingent funding totaling $4.0 billion, representing an additional 1.4x coverage of estimated uninsured & uncollateralized deposits[3] at 12/31/23
  - Untapped borrowing capacity ($4.0 billion in aggregate): $1.9 billion with FHLB, $0.6 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, and $1.0 billion brokered deposit capacity
  - Brokered deposit market continues to remain untapped
  - No borrowings from FHLB as of 12/31/23
  - No utilization of the Fed's Bank Term Funding Program

Robust Capital Foundation

- Capital ratios significantly in excess of well-capitalized minimums
- Total RBC of 17.4% and CET1 ratio of 13.1% at 12/31/23[4]
- TCE/TA ratio of 7.75% at 12/31/23[2], up from 6.60% at 12/31/2022
- TBV per share of $16.62 at 12/31/23[2], an increase of 17.5% from $14.14 at 12/31/2022

[1] Capital calculated as Bank Tier 1 Capital + Allowance for credit losses | [2] Non-GAAP calculation, see Appendix | [3] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | [4] Capital ratios are preliminary estimates

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 11

High Quality Loan Portfolio

Loan Portfolio Composition | 4Q23


HELOC 3%
Other 4%
Commercial & Industrial 24%
1-4 Family Residential 19%
Total Loan Portfolio:
$7.7 Billion
C&D 6%
Owner Occupied CRE 12%
Non-Owner Occupied CRE 32%

MRQ Yield on Loans
5.22%

4Q23 Net New Funding Yield
7.40%

Classified Loans / Capital [1]
5.0%

New Originations during 2023

Dec. net new funding yield of 7.47% (typically a 60-day lag from rate/loan approval to funding)

Approx. 71% of new commercial production was due to growth within existing bank relationships

New CRE-I originations during 2023 had a weighted-avg LTV of 59%

Loan Portfolio Regional Segmentation [2]


Florida 6%
Northern 26%
Central 43%
Gateway 25%

Ex-PPP Loans Trends

$ in millions

LTM Growth
-1.0%

Loan growth has softened in the current environment


$7,725
$7,783
$7,805
$7,856
$7,651
$1,959
$1,968
$2,012
$2,031
$2,016
$530
$554
$532
$528
$462
$3,262
$3,325
$3,362
$3,354
$3,337
$1,974
$1,936
$1,899
$1,943
$1,836
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
C&I
CRE
Construction
Retail Real Estate & Other

Funded Draws & Line Utilization Rate [3]

$ in millions

Line utilization declined $236 million during 2023. Excluding this decline, LTM loan growth would be $162 million, or +2.1%


$2,081
$1,973
$1,915
$1,934
$1,845
$360
$345
$347
$344
$336
$1,721
$1,628
$1,568
$1,590
$1,509
53%
51%
49%
49%
48%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Commercial
Retail
% Utilized (total)

[1] Capital is Bank Tier 1 Capital + Allowance for credit losses | [2] Based on loan origination | [3] Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 12

High Quality Loan Portfolio: CRE

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	12/31/23 Balances	% of Total Loans	12/31/23 Classified Balances
Apartments	$611,403	8.0 %	$0
Retail	510,696	6.7 %	5,335
Industrial/Warehouse	339,032	4.4 %	475
Traditional Office	267,759	3.5 %	18,654
Student Housing	263,638	3.4 %	3,811
Hotel	189,184	2.5 %	0
Medical Office	183,664	2.4 %	0
Senior Housing	169,679	2.2 %	0
LAD	129,999	1.7 %	0
Specialty	105,645	1.4 %	131
Restaurant	24,649	0.3 %	79
Nursing Homes	24,102	0.3 %	85
Health Care	20,000	0.3 %	0
1-4 Family	17,977	0.2 %	0
Other	544	0.0 %	0
Grand Total	**$2,857,971**	**37.4 %**	**$28,570**

Investor Owned CRE Portfolio [1] (CRE-I)

- Only 1.0% of total CRE-I loans are classified
- Low levels of concentrated exposure - continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - 100/300 Test: 32% C&D | 213% CRE-I
- Apartments & Student Housing represents 31% of CRE-I
  - 59% WAvg LTV & 58% long-term customers (4+ years)

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	12/31/23 Balances	% of Total Loans	12/31/23 Classified Balances
Industrial/Warehouse	$365,527	4.8 %	$4,552
Specialty	233,022	3.0 %	532
Traditional Office	111,612	1.5 %	437
Medical Office	93,930	1.2 %	0
Retail	61,879	0.8 %	1,523
Restaurant	46,178	0.6 %	47
Nursing Homes	1,498	0.0 %	0
Health Care	737	0.0 %	0
Hotel	601	0.0 %	0
Other	200	0.0 %	0
Grand Total	**$915,184**	**12.0 %**	**$7,091**

Owner Occupied CRE Portfolio (OOCRE)

- Only 0.8% of total OOCRE loans are classified
- Owner occupied loans are not considered regulatory CRE
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 40% of the OOCRE portfolio while only 4.8% of total loans

[1] Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE

13 134Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.39 10.3% 8.0% 12.0% Downtown St. Louis 4 Properties with $9.0 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.4 million in balances All data as of 12/31/23 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $267,759 $183,664 $122,281 $9,369 % of CRE-I Portfolio 9.4% 6.4% 4.3% 0.3% % of Office CRE-I Portfolio 59.3% 40.7% 27.1% 2.1% # of Loans 197 77 10 5 Average Loan Size $1,359 $2,385 $12,228 $1,874 Total Classified Balances $18,654 $0 $17,999 $0 Weighted Avg Current LTV 57% 65% 66% 43% Office Investor Owned CRE Portfolio

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 14

High Quality Loan Portfolio: C&I

- 23.9% of total loan portfolio
- All C&I loans are underwritten to 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 15% of C&I loans, or 4% of total loans
- Only 1.7% of C&I loans are classified
  - Retail trade classified declined by $2.6 million during 4Q23 due to payoff of one legacy Glenview State Bank credit that was identified as impaired during the due diligence process

Total C&I Loans Trend [1]


$1,974
$1,936
$1,899
$1,943
$1,836
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

C&I Loans by Sector

$ in thousands NAICS Sector	12/31/23 Balances	% of Total Loans	12/31/23 Classified Balances
Manufacturing	$273,221	3.6 %	$16,226
Finance and Insurance	273,046	3.6 %	0
Real Estate Rental & Leasing	222,893	2.9 %	1,902
Wholesale Trade	185,218	2.4 %	0
Construction	162,048	2.1 %	828
Educational Services	129,054	1.7 %	78
Agriculture, Forestry, Fishing, Hunting	92,481	1.2 %	1,269
Transportation	82,105	1.1 %	0
Food Services and Drinking Places	76,662	1.0 %	0
Health Care and Social Assistance	72,668	0.9 %	5,433
Other Services (except Public Admin.)	57,737	0.8 %	105
Public Administration	56,461	0.7 %	0
Arts, Entertainment, and Recreation	42,999	0.6 %	214
Retail Trade	41,254	0.5 %	226
Professional, Scientific, & Tech. Svcs.	33,811	0.4 %	2,509
Administrative and Support Services	11,747	0.2 %	223
Mining, Quarrying, Oil & Gas Extract.	7,503	0.1 %	0
Waste Management Services	4,407	0.1 %	1,323
Information	3,300	0.0 %	0
Management of Cos. and Enterprises	1,125	0.0 %	0
Utilities	565	0.0 %	0
Grand Total [2]	**$1,830,305**	**23.9 %**	**$30,336**

[1] Ex-PPP loan totals include purchase accounting, FASB, overdrafts, etc. | [2] Difference in C&I balances from chart on left primarily attributable to one large technical overdraft that was subsequently cleared on Jan. 2

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 15

Pristine Credit Quality

- Conservative underwriting leads to pristine credit quality
  - CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress
  - C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Company-wide attention to changing economic environment and potential impact on credit
- NPAs reduced to $7.9 million (0.06% of assets) during 4Q23 and classified assets declined $35.0 million YoY to 5.0% of Bank Tier 1 Capital + ALLL
- 4Q23 net charge-offs totaled $0.4 million, an annualized rate of 0.02% of average loans[1]

Classifieds / Capital [2]


$ in millions
Bank Tier 1 Capital + ALLL
Classified/Capital
$1,099
9.7%
$1,155
8.5%
$1,329
6.9%
$1,398
7.7%
$1,455
5.0%
2019 YE
2020 YE
2021 YE
2022 YE
2023 YE

	2019 YE	2020 YE	2021 YE	2022 YE	2023 YE
Classified Assets	$106.9	$97.8	$91.8	$107.1	$72.3

NPAs/ Assets


$ in millions
Assets
% NPAs/Assets
$9,696
0.34%
$10,544
0.27%
$12,860
0.17%
$12,337
0.13%
$12,283
0.06%
2019 YE
2020 YE
2021 YE
2022 YE
2023 YE

	2019 YE	2020 YE	2021 YE	2022 YE	2023 YE
NPAs	$32.6	$28.9	$21.3	$16.6	$7.9

NCOs / Average Loans


$ in millions
Avg Loans
NCOs/Avg Loans
$6,470
0.11%
$7,007
0.12%
$6,970
0.03%
$7,446
0.01%
$7,759
0.03%
2019 YE
2020 YE
2021 YE
2022 YE
2023 YE

	2019 YE	2020 YE	2021 YE	2022 YE	2023 YE
NCOs	$7.3	$8.3	$2.2	$0.9	$2.3

[1] Average loans was calculated as the average of the ending portfolio loans balances over the most recent four quarters | [2] Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses

16 164Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $6,687 $6,368 $7,114 $7,725 $7,651 0.80% 1.59% 1.24% 1.19% 1.20% Ex-PPP Loans Allowance/Ex-PPP Loans 2019 YE 2020 YE 2021 YE 2022 YE 2023 YE $29,507 $24,301 $16,852 $15,740 $7,816 182% 416% 522% 582% 1174% NPLs Allowance/NPLs 2019 YE 2020 YE 2021 YE 2022 YE 2023 YE $32,564 $28,872 $21,268 $16,590 $7,941 165% 350% 413% 552% 1155% NPAs Allowance/NPAs 2019 YE 2020 YE 2021 YE 2022 YE 2023 YE ▪ Reserve to loans of 1.20% (ex-PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non-performing loan balances decreased by $4.2 million QoQ and $7.9 million YoY ▪ OREO balances total $0.1 million ▪ Continued decline in total NPAs, declining by $4.2 million QoQ and $8.6 million YoY to end 2023 at $7.9 million ▪ 4Q23 reduction driven primarily by payoff of one legacy Glenview State Bank credit that was identified as impaired during the due diligence process ▪ Reserves now equate to 1,174% of NPLs and 1,155% of NPAs Credit Profile Bolstered by Strong Reserves Allowance / Loans (ex-PPP) Allowance / NPLs Allowance / NPAs $ in millions $ in thousands$ in thousands

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 17

Top Tier Core Deposit Franchise

Deposit Portfolio Composition | 4Q23


Int DDA
26%
Non-Int DDA
28%
Total Deposits:
$10.3 Billion
Savings & MMDA
28%
CD < 250k
14%
CD > 250k
4%

Core Deposits
96%

MRQ Avg Cost of Total Deposits
1.74%

MRQ Avg Cost of Non-Time Deposits
1.31%

Avg Deposits per Branch
$177 million

Avg Non Maturity Acct Balance at 12/31/23
$35 thousand

Core Deposits[2] / Total Deposits

$ in millions


$10,468
$10,496
99.0%
$10,225
$9,950
98.8%
$9,760
$9,594
97.9%
$9,587
$9,759
97.0%
$9,812
$9,976
96.6%
$10,002
$9,899
96.2%
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Core Deposits
Avg Core Deposits
Core/Total Deposits

Total Deposits & Loan-to-Deposit Ratio

$ in millions


$10,601
$10,577
72.4%
$10,071
$10,338
76.7%
$9,801
$9,910
79.4%
$10,063
$9,852
77.6%
$10,332
$10,143
76.0%
$10,291
$10,373
74.4%
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Retail
Commercial
Public
Other 1
Avg Deposits
LDR

4Q23 Deposit Flows

- Significant inflow from retail (up $192 million QoQ)
- Public deposits were down $120 million QoQ and up $70 million YoY, demonstrating stability as well as typical seasonality. Historically would expect a continued seasonal decline in 1Q24 before net inflows in 2Q24 and 3Q24
- Experienced other typical 4Q23 outflows related to normal business operations for certain commercial customers
- Had net deposit outflows into Busey Wealth Management as we continue to adapt to client needs while keeping clients in the Busey ecosystem
- Strong production from CD campaigns continued, with time deposit balances up $153 million QoQ. New production in 4Q23 had a weighted average term of 9.3 months at a rate of 4.34%, 101 bps below our marginal wholesale funding cost during the quarter
- At 12/31/23, our spot deposit cost was 1.28% for non-maturity deposits and 1.76% for total deposits

[1] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs | [2] Non-GAAP calculation, see Appendix

18 184Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $5,313 $3,438 $794 $256 $5,312 $3,399 $1,065 $287 $5,410 $3,584 $1,091 $247 $5,602 $3,482 $971 $236 3/31/2023 6/30/2023 9/30/2023 12/31/2023 Retail Commercial Public Other² 1 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Customers with Account Balances totaling $250K+ Since 3/31/23, total deposits up +$490 million, or +5.0% 2023 Q4 Number of customers 5,825 Median account balance $400 thousand Median customer tenure 13.8 years 2023 Q4 Estimated Uninsured & Uncollateralized Deposits1 $2.8 billion Estimated Uninsured & Uncollateralized Deposits1 / Total Deposits 27% As of 12/31/23 Retail Commercial Number of Accounts 257,000+ 33,000+ Avg Balance per Account $22 thousand $102 thousand Avg Customer Tenure 16.5 years 12.4 years Granular, Stable Deposit Base Long-tenured Deposit Relationships that are very granular Deposit Flows by Type

19 194Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted | 2 Deposit betas are calculated based on an average fed funds target rate of 0.92% during 2Q22, 2.35% (3Q22), 3.82% (4Q22), 4.69% (1Q23), 5.16% (2Q23), and 5.50% (4Q23). BUSE Cost of Deposits Effective Fed Funds Rate (Quarter Average) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% C os t of D ep os it s (b p s) 167 147 279 196 131 Retail Commercial Public All IB Non-Maturity All Non-Time Deposits 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 — 20 40 60 80 100 120 140 160 180 200 220 240 260 280 +10% +16% +24% +31% +36% +10% +17% +29% +37% +43% +6% +12% +20% +26% +31% IB Non-Maturity All IB Deposits Total Deposits 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 Retail +1% +6% +16% +24% +29% Commercial +7% +12% +18% +21% +27% Public +27% +33% +46% +48% +52% IB Non- Maturity +10% +16% +24% +31% +36% All IB Deposits +10% +17% +29% +37% +43% Total Deposits +6% +12% +20% +26% +31% Historical Cost of Deposits, 2015 - 4Q23 1 Cumulative Deposit Betas 2 for Tightening Cycle-to-Date Quarterly Average Cost of Deposits Deposit Cost Trends IB Non- Maturity 0.44% 0.78% 1.27% 1.65% 1.96% Non-Time Deposits 0.28% 0.49% 0.81% 1.09% 1.31% Total Deposits 0.32% 0.60% 1.09% 1.45% 1.74%

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 20

Diversified and Significant Sources of Fee Income

- Noninterest income represented 29% of revenue in 4Q23
- Key businesses of wealth management and payment technology solutions contributed 62.2% of noninterest income (ex-securities gains/losses) in 4Q23
  - On a combined basis, 6.9% YoY growth in quarterly consolidated revenue from 4Q22 to 4Q23 in these two critical fee income business lines
- Primary contributors to other noninterest income include swap origination fees, gains on commercial loan sales, and changes in venture capital investment valuations
- Solid growth delivered in all key fee income businesses during 4Q23 over comparable period in 4Q22

Noninterest Income / Total Revenue [1]

$ in millions


$120.2
$91.1
24.2%
$29.1
2022 Q4
$117.7
$85.9
27.1%
$31.8
2023 Q1
$106.7
$78.7
26.3%
$28.0
2023 Q2
$108.8
$77.8
28.5%
$31.0
2023 Q3
$108.6
$77.1
29.0%
$31.5
2023 Q4
Noninterest Income
Net Interest Income
Nonint. Inc. / Total Revenue

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2022 Q4	2023 Q4	YoY Change
Wealth Management Fees	$12,956	$13,715	+6 %
Fees for Customer Services	6,989	7,484	+7 %
Payment Technology Solutions	5,022	5,420	+8 %
Mortgage Revenue	198	218	+10 %
Income on Bank Owned Life Insurance	947	1,019	+8 %
Other Noninterest Income	2,776	2,899	+4 %
Noninterest Income (ex-securities gains/losses)	**$28,888**	**$30,755**	**+6%**
Net Securities Gains (Losses)	191	761	NM
Total Noninterest Income	**$29,079**	**$31,516**	**+8%**


Wealth Mgmt Fees 45%
Payment Tech 18%
Customer Service Fees 24%
Mortgage Rev. 1%
BOLI 3%
Other Nonint. Inc. 9%
Noninterest Income
(ex-securities gains/losses)
$30.8 Million

[1] Includes net security gains and losses

4Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 21

Wealth Management

- Assets Under Care (AUC) of $12.1 billion, a QoQ increase of $589 million and a YoY increase of $1.08 billion, or +9.7%
- Wealth revenue[1] of $13.8 million, a YoY increase of 6.6% and pre-tax net income of $5.6 million, a YoY increase of 12.3%
- Pre-tax profit margin of 40.3% in 4Q23 and 42.8% over the last twelve months
- Our fully internalized investment team continues to produce excellent returns, focused on long-term outperformance of benchmarks
  - The team's blended portfolio has outperformed the blended benchmark[2] over the last 3 years and over the last 5 years
- Rate environment attracting more fixed income assets – our fixed income management capabilities are very deep and a real differentiator
  - Bank + Wealth partnership allows us to better keep customer funds inside our overall ecosystem depending on client needs

Assets Under Care

$ in millions


$11,062
$11,208
$11,478
$11,548
$12,137
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Wealth - Revenue and Pre-tax Income [1]

$ in millions


$13.0
38.2%
$5.0
$14.9
42.8%
$6.4
$14.7
44.1%
$6.5
$14.4
43.8%
$6.3
$13.8
40.3%
$5.6
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

Wealth Revenue Composition

$ in millions


$13.0
$14.9
$14.7
$14.4
$13.8
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Trust
Estate Settlement
Brokerage
Ag Services
Tax Planning
Other

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

FirsTech

- 2023 segment revenue of $22.8 million, an increase of 5% over 2022, and the highest annual revenue in company history
- 4Q23 revenue of $5.8 million was the highest quarterly revenue in company history
- Key competencies of online payments and merchant services were the primary drivers of growth in 2023
- Targeted initiatives to improve profitability include shifting customers to fully integrate into the merchant services platform and optimization of existing customer fee structures
- Have built a solid pipeline aligned with go-to-market focus on enterprise, financial institution, and merchant services clients
- The value of customized payments-enabled software platforms from an ODFI[2]-sponsored company resonates with potential customers
- Deployed new capabilities to Loan Pay module, adding features that provide for advanced customer communications

$11 billion *Payments processed in last twelve months*

41 million *Transactions processed in last twelve months*

Revenue Growth [1]

$21.8 million *YE 2022* → ***+4.7%*** → **$22.8 million** *YE 2023*

Average Revenue Per Processing Day Trend


$67.1K
$79.6K
$75.0K
$78.5K
$78.2K
$87.5K
$84.0K
$87.2K
$88.3K
$91.5K
$89.1K
$89.9K
$93.4K
+12%
3-Year CAGR
2020 Q4
2021 Q1
2021 Q2
2021 Q3
2021 Q4
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations | [2] Originating Depository Financial Institution

4Q23 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
23

Net Interest Margin

Net Interest Income Trend [1]


$ in millions
$91.7
$0.5
$91.2
$86.4
$0.4
$86.0
$79.2
$0.4
$78.8
$78.3
$0.3
$78.0
$77.6
$0.4
$77.2
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Net Interest Income [1]
Accretion

Net Interest Margin Trend [1]


3.76%
4.05%
4.23%
4.40%
4.57%
3.24%
3.13%
2.86%
2.80%
2.74%
0.53%
0.94%
1.42%
1.65%
1.88%
0.02%
0.01%
0.02%
0.01%
0.01%
NIM & COF stabilized during Dec. 2023
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Earning Assets
Cost of Funds
NIM
Accretion

Net Interest Margin Bridge - *Factors contributing to 6 bps NIM compression during quarter*


+2.80%
3Q23 NIM
+0.15%
Yield on new loan volume was 11 bps higher than in 3Q23, while net new funding yield (inclusive of line utilization changes) was 16 bps higher
Loan Rate/ Volume
-0.17%
Continued rate pressure on interest-bearing deposits as the tightening cycle advances
Non-Maturity Deposit Funding Costs
-0.12%
Time deposit specials provided sufficient funding flows. Special rates were scaled back during Jan. 2024
Time Deposit Funding Costs
+0.06%
Reduced borrowing needs due to increased deposits and investment cash flows, along with muted loan growth
Borrowing Costs
+0.02%
Continued rotation from securities book into higher yield earning cash
Securities & Earning Cash
+2.74%
4Q23 NIM

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 24

Actively Managing Asset-Sensitive Balance Sheet

- Balance sheet remains asset-sensitive
  - A +100 bps rate shock for Year 1 is slightly up to +1.8% from +1.6% in 3Q23
  - A -100 bps rate shock for Year 1 is -1.9%; unchanged from 3Q23
- Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments
- Vigilant focus on pricing discipline for both loans and deposits
  - 7% of deposits are indexed/floating rate
  - 38% of loan portfolio reprices in less than one year

Annual % Change in Net Interest Income under Shock Scenarios

Rate Shock	Year 1	Year 2
+200 bps	+3.6%	+4.2%
+100 bps	+1.8%	+2.1%
-100 bps	-1.9%	-3.0%
-200 bps	-3.9%	-6.1%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Repricing / Maturity Structures of Portfolio Loans


Within 1 Year
38%
1-2 Years
6%
2-3 Years
10%
3-5 Years
19%
5+ Years
27%

Deposit Betas[1] in last Tightening Cycle vs. Current ALCO Model Forecast


ALCO Model Forecast - Peak NM Deposits Beta, 46%
ALCO Model Forecast - Peak Total Deposits Beta, 35%
21%
26%
36%
31%
3Q15 - 2Q19
(+225 bps move in FF)
1Q22 - 4Q23
(+525 bps move in FF)
IB Non-Maturity Beta
Total Deposit Beta

- Compared to prior quarter, Peak IB NM deposit beta increased from 41% to 46% and peak total deposit beta was unchanged at 35%
- Change in projected betas driven by expected rotation of time deposits into NM and persistent deposit competition
- Peak beta expected to occur in late 2024

[1] Deposit betas are calculated based on an average fed funds target rate of 5.50% during 4Q23

4Q23 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
25

Focused Control on Expenses

Noninterest Expense

$ in millions


Expenses ex-Acq.
Acq./Restructuring Exp.
Adj. Core Efficiency Ratio¹
$73.7
$70.4
$69.2
$70.9
$75.0
55.8%
55.6%
58.6%
60.2%
60.1%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Noninterest Exp.	$73.7	$70.4	$69.2	$70.9	$75.0
Unfunded Provision	-$0.5	-$0.6	$0.3	$0.0	$0.8
Acq./Restructuring Exp.	$2.4	$0.0	$0.0	$0.1	$4.2
Intangible Amort.	$2.8	$2.7	$2.7	$2.6	$2.5
NMTC Amort.	$1.7	$2.2	$2.3	$2.3	$2.3
Adj. Core Exp.[(1)]	$67.2	$66.1	$64.0	$66.0	$65.2

- Adjusted core expenses[1] of $65.2 million in 4Q23, down from $67.2 million in 4Q22, a decrease of 3.1%, and down from $66.0 million in 3Q23
- Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements and selective adds; focusing on harvesting investments made over the last several quarters
- Managed to a YoY decrease in adjusted core expense despite higher FDIC insurance costs (FDIC rule that increased assessment rate by 2 bps), data processing costs (investments in tech enhancements and inflation-driven price increases), and reduced FAS 91 offset to compensation expense as a result of lower loan volumes
- $4.2 million of one-time acquisition and restructuring related costs in 4Q23; primarily tied to executive reorganization and targeted efficiency optimization plan
- Executive reorganization and efficiency optimization plan projected to generate annual salary & benefits savings of $5.6 million
  - Anticipate reinvesting approximately half of the projected annual savings
- $7.6 million of average earning assets per employee for 4Q23

Full-Time Equivalents (FTE)


1,531
1,346
1,463
1,497
1,479
2019 YE
2020 YE
2021 YE
2022 YE
2023 YE

[1] Non-GAAP, see Appendix; adjusted core expenses exclude amortization of intangible assets, provision for unfunded commitments, acquisition/restructuring related charges, and NMTC amortization

26 264Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 4Q23 capital ratios are preliminary estimates $791 $845 $851 $841 $925 6.6% 7.1% 7.2% 7.1% 7.8% 12.0% 12.2% 12.4% 12.5% 13.1% TCE TCE Ratio CET1 Ratio 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 $904 $907 $910 $914 $883 $554 $580 $597 $614 $657 16.1% 16.4% 16.6% 16.7% 17.4% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 $1,156 $1,178 $1,198 $1,218 $1,230 9.5% 9.7% 9.9% 10.1% 10.1% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 13.1% 13.9% 17.4 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,156 $1,230 $1,540 Well Capitalized Minimum $574 $706 $883 Excess over Well Capitalized Minimum $582 $524 $657 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 12/31/23 2 Manual rounding on oldest period needs to be cleared for 1Q24 deck $1,458 $1,487 $1,507 $1,528 $1,540

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 27

Balanced, Low-Risk, Short Duration Investment Portfolio

Investment Portfolio Composition | 4Q23


CMOs
33%
Municipals
6%
U.S. Treasuries & Agencies
1%
Corporate
7%
CLOs
14%
Commercial MBS
17%
Residential MBS
22%
Total Securities (Amortized Cost):
$3.2
Billion

AFS % of Amortized Cost
73%

HTM % of Amortized Cost
27%

- All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency
- 91% of Municipal holdings rated AA or better and 8% rated A
- 99% of Corporate holdings are investment grade
- Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA

- BUSE carried $873 million in held-to-maturity (HTM) securities as of 12/31/23
- $110 million of available-for-sales securities sold during 4Q23 as portion of two-part balance sheet repositioning *(detailed on next page)*
- The duration of the securities portfolio including HTM is 4.0 years and our fair value duration, which excludes the HTM portfolio, is 3.7 years
- After-tax net AFS unrealized loss position of $177 million
- Projected AOCI burn down through the end of 2024 is $45 million, or 21% of total AOCI at 12/31/23
- Carrying value of investment portfolio is 24% of total assets
- Projected 2024 roll off cash flow (based on static rates) of $342 million at ~1.57% yield.
- Over the last four quarters, the size of the investment portfolio has decreased by $485 million as balance sheet rotation continues

Securities Portfolio - Amortized Cost vs. TE Yield


$ in millions
$3,702
$918
$2,784
2.34%
$3,582
$908
$2,674
2.48%
$3,484
$894
$2,590
2.60%
$3,409
$883
$2,526
2.67%
$3,217
$873
$2,344
2.71%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
Amortized Cost AFS
Amortized Cost HTM
Tax Equivalent Yield

28 284Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ $110 million of available-for-sales securities sold ▪ Pre-tax loss of $5.3 million ▪ Approximate yield of 1.56% Securities Sold Visa Class B Common Shares Sold ▪ Sold all 16,878 of previously held shares of Visa Class B common stock ▪ Pre-tax gain of $5.5 million ▪ Immediate positive impact on consolidated stockholders’ equity and book value per share ▪ Expected to be accretive to capital and earnings per share in future periods Net Gain from combined transactions Use of Proceeds ▪ Proceeds deposited into an interest-bearing account at the Federal Reserve yielding 5.40% ▪ Anticipate reinvesting the proceeds into loan and investment security opportunities over time 1 Non-GAAP, see Appendix Net Interest Income Impact ▪ Expected to increase net interest income by approximately $4.3 million on annualized run rate basis ▪ Repositioning actions improves net interest margin run rate by approximately 4 bps Previously Announced 4Q23 Balance Sheet Repositioning BUSE announced a two-part balance sheet repositioning strategy during 4Q23 Regulatory Capital Impact ▪ Risk-based regulatory capital ratios will increase modestly as a result of the proceeds rotating into lower risk-weighted assets

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 29

4Q23 Earnings Review

Net Interest Income	▪ Net interest income was $77.1 million in 4Q23 vs. $77.8 million in 3Q23 and $91.1 million in 4Q22 ▪ Net interest margin[1] was 2.74% in 4Q23, a decrease of 6 bps vs. 2.80% in 3Q23. Net interest margin did stabilize in Dec. 2023 ▪ The primary factor contributing to the quarter's NIM compression was increased funding costs on interest-bearing deposits (29 bps decrease), offset partially by higher new volume rates & repricing rates (15 bps increase) and reduced borrowing costs (6 bps increase)
Noninterest Income	▪ Noninterest income (ex-securities gains/losses)[1] of $31 million in 4Q23, representing 29% of revenue ▪ Wealth management fees of $13.7 million in 4Q23, a decrease from $14.2 million in 3Q23 but +6% YoY ▪ Payment tech solutions revenue of $5.4 million in 4Q23, an increase from $5.2 million in 3Q23 and +8% YoY ▪ Fees for customer services of $7.5 million in 4Q23, flat from $7.5 million in 3Q23 and +7% YoY
Noninterest Expense	▪ Adjusted noninterest expense[1] (ex-amortization of intangibles, one-time acquisition and restructuring related items) of $68.3 million in 4Q23, resulting in a 63.0% adjusted efficiency ratio[1] ▪ Adjusted core expense[1] of $65.2 million (ex-amortization of intangible assets, one-time items, unfunded commitment provision, and NMTC amortization) in 4Q23, equating to 60.1% adjusted core efficiency ratio[1]
Provision	▪ $0.5 million loan loss provision expense ▪ $0.8 million provision for unfunded commitments (captured in other noninterest expense) ▪ Net charge offs of $0.4 million in 4Q23
Taxes	▪ 4Q23 earnings were negatively impacted by an increase to income tax expense as a result of adjusting our annual tax provision ▪ 4Q23 effective tax rate increased to 22.5% compared to 18.2% in 3Q23 (20.4% for full year 2023 vs. combined federal and state statutory rate of approximately 28.0%)
Earnings	▪ Adjusted net income of $29.1 million or $0.52 per diluted share[1] ($0.51 ex-securities gains) ▪ Adjusted pre-provision net revenue of $40.2 million (1.30% PPNR ROAA) in 4Q23 [1] ▪ 0.94% Adjusted ROAA and 13.64% Adjusted ROATCE in 4Q23 [1]

[1] Non-GAAP, see Appendix

30 304Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $36.3 $36.8 $29.4 $30.7 $29.1 $0.65 $0.65 $0.52 $0.55 $0.52 Adj. Net Income Adj. EPS 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 $50.0 $49.5 $42.1 $40.5 $40.2 1.61% 1.64% 1.38% 1.32% 1.30% Adj. PPNR Adj. PPNR / Avg Assets 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 19.0% 18.5% 13.9% 14.3% 13.6% 1.17% 1.22% 0.96% 1.00% 0.94% Adj. ROATCE Adj. ROAA 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 1 Non-GAAP calculation, see Appendix | 2 Per FRED, Federal Reserve Bank of St. Louis Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROAA & Adjusted ROATCE 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 4.30% 4.87% 5.09% 5.31% 5.38% 4.41% 4.06% 4.87% 5.03% 4.23% 3.99% 3.60% 4.13% 4.60% 3.84%3.88% 3.48% 3.81% 4.59% 3.88% SOFR 2-yr UST 5-yr UST 10-Yr UST 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23

Appendix

32 324Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Also serves as Chairman & CEO of Busey Bank, along with a director of FirsTech. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: human resources, marketing, corporate communications and the overall Busey experience, consumer & digital banking, executive administration, as well as all technology and business services & systems. Additionally, she serves as Chairperson and oversees FirsTech. Prior to Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph EVP & COO Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co-Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. Chip Jorstad EVP & President of Credit and Bank Admin. Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing nearly 20 years of investment banking and financial services experience. Also serves as a board member of FirsTech. Previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and LaSalle Bank. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman, President & CEO Experienced Management Team Robert F. Plecki, Jr. EVP & Vice Chairman of Credit Joined Busey in 2014 as a Commercial Relationship Manager before taking on increasing leadership responsibilities and becoming Regional President of Busey’s Central Illinois Region in May of 2020. He then took on the Indianapolis Region in Q4 2023. Joined FirsTech and Busey in 2020, leading the organization’s Products & Technology efforts. In 2023, he moved into the role of President and CEO with FirsTech and EVP of Technology at Busey. Mr. Ghauri is a proven executive leader with 20-plus years of experience building and leading high growth products and technology organizations. Tenure includes working with CareerBuilder, ADP, Skillsoft and Oracle. Humair Ghauri EVP of Technology, Busey Bank President & CEO, FirsTech Joined Busey in 2016 with the First Community Financial Bank partnership. His career in banking spans 30 years, previously working at LaSalle Bank, First Chicago Bank & Trust, and Inland Bank & Trust prior to moving to First Community. Mr. Gallagher served as Commercial Market President for Busey until moving to Regional President of the Northern Region in 2020. He took on leadership of the Gateway and Florida Regions in Q4 2023, while also assuming responsibility for Busey’s Treasury Management division. Sean Gallagher EVP & Regional President for Northern Illinois, Gateway and Florida Regions Martin O’Donnell EVP & Regional President for Central Illinois and Indiana Regions

33 334Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $12.1 Billion Assets Under Care LTM Revenue $57.8 Million PT Margin MRQ 40.3% Core Principles I. Client-Focused Strategy Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth II. Team-Based Approach Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients III. Comprehensive Wealth Management Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health INVESTMENT MANAGEMENT ▪ Preserving and growing wealth with enhanced asset allocation & tax efficient strategies As of 12/31/23 Fully Integrated Wealth Platform PERSONAL SERVICES ▪ Family Office ▪ High Net Worth ▪ Mass Affluent and Emerging Wealth INSTITUTIONAL SERVICES ▪ Retirement Plans ▪ Corporations & Municipalities ▪ Foundations and Endowments ▪ Not-for-Profit Organizations Wealth Client Segments TAX PLANNING & PREPARATION ▪ Deduction maximization, capital event planning, tax-advantaged savings & investment strategies FIDUCIARY ADMINISTRATION ▪ Trust services, estate planning, and philanthropic advisory PRIVATE CLIENT ▪ Concierge banking with one point of contact that coordinates all banking needs AG SERVICES ▪ Farm management and brokerage RETIREMENT PLANNING ▪ Goal-based advisory including life insurance, long-term care, executive stock option strategies Integrated Core Capabilities to Service Personal & Institutional Clients

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 34

FirsTech, A Uniquely Positioned Payment Technology Company

Payments Segments

Traditional Receivables

Services

- Lockbox
- eLockbox

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- FIs
- Munis/Gov
- Utilities/Telecom/ Insurance
- Health

Electronic Payments

Services

- Online (PA/Core)
- CSR, IVR, Mobile
- IAS/Walk-in
- SOW/T&M

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- FIs
- Munis/Gov
- Utilities/Telecom/ Insurance
- Health
- SMB

Merchant Services

Services

- PoS
- Online

Sales Channels

- Merchant Sales Team
- Agent Referrals
- FI Reseller Sales
- Partnerships

Lines of Business

- FIs
- Munis/Gov
- Utilities/Telecom/ Insurance
- Health
- SMB

35 354Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE FirsTech, A Uniquely Positioned Payment Technology Company Through continued growth of the Busey/FirsTech relationship and new opportunities for collaboration, FirsTech is uniquely positioned to leverage our relationship to grow in both Enterprise and FI verticals. Verticals & Products

36 364Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Enhanced Customer Experience Investment Legend Scale & Efficiency Upgrades Future Pending Projects Completed final phase of disaster recovery environment migration to the cloud Deploy robotic process automation tool to automate manual & repetitive processes, freeing up resources and improving associate & customer experience Migrated all telephony infrastructure to the cloud, enhancing video & audio quality and reducing telecom expenses & the amount of internal hardware/resources needed to support our telephony system Continued Investment in Technology Enterprise-Wide 2023 Tech Investment Highlights Implement new Human Resource Information System platform that has enhanced features, functionality, reporting and data analytics Launched “always on” VPN for associates, streamlining computer remote worker onboarding and software update processes enterprise-wide Implemented automated doc, imaging, & indexing solution that further reduces reliance on manual intervention for organizing documents Completed Phase 1 enhancements for nCino platform optimization, continually improving our commercial lending and treasury management processes Consolidated ATM fleet to a single hardware and service provider, which included updating ATMs to a modern user interface, further enhancing security and functionality Upgraded 117 network switches, achieving a substantial reduction in power consumption that translates into approximately $30 thousand in annual cost savings, while also supporting our continuing commitment to environmental sustainability Expanded feature set of IT service desk platform to support robust automation and self-service capabilities Deployed enhanced sales team dashboards that aggregate a client's data from all Busey systems to capture a holistic view of recent activity and current products Launch virtual service agent to proactively engage with our customers, providing 24/7 support and expanding customer service capabilities to include video chat and co-browsing/screen sharing from the customer's device

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 37

Digital Banking Adoption

Mobile engagement of customers continues growth trajectory as online banking reaches maturity stage

Consumer Monthly Active Users [1]

Mobile MAU


86,762
88,358
88,862
95,287
96,220
+11%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Online Banking MAU


110,689
112,230
111,486
111,757
112,236
+1%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Commercial Quarterly Active Users [2]

Mobile QAU


618
671
714
717
662
+7%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Online Banking QAU


2,526
2,538
2,508
2,521
2,535
—%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Customer base increasingly relying on self-service features

Consumer Mobile & Online Transaction Activity (counts, actual)

Total Consumer


1,048,859
1,061,547
1,096,214
1,091,092
1,107,389
+6%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4

Total Consumer Mobile & Online activity includes remote deposits, transfers, bill pay, and Zelle transactions

Interactive Voice Response Activity

490 thousand

total IVR calls over the last 12 months, handling a wide array of customer inquires immediately & efficiently

Mortgage eClosings

62%

of mortgage closings completed via eClose since launch of offering in 2Q22 - eClosings greatly enhance CX, reducing avg closing time to 10 minutes vs. 1 hour

[1] Customer has logged in at least once in the 30 days preceding period-end | [2] Customer has logged in at least once in the 90 days preceding period-end

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 38

Busey Impact: ESG and Corporate Responsibility

Building on 155 Years of Civic Engagement, Corporate Responsibility and Positive Impacts

With a strong and unwavering commitment to our **Pillars** — associates, customers, shareholders and communities — Busey is committed to strong ethics and governance, social responsibility and environmental sustainability.

Volunteer Impact in 2023
Through expanded efforts and consistent emphasis on charitable involvement, Busey is proud to report record volunteer hours logged in 2023 by our talented associate base. Team Busey volunteered over **15,000 hours** to over **950 organizations** in 2023, in part using their paid volunteer time awarded by Busey.

Commitment to our Planet

- Providing over $25 million in green financing since 2021, including energy efficiency improvements, historic preservation and commercial solar development.
- Through its robust Corporate Sustainability Program, between 2021 and 2022 Busey recycled over 16,000 pounds of waste and conserved over 60,000 gallons of water.
- Busey participated in several climate change initiatives, including installing solar panel systems at 11 Busey facilities, avoiding over 800 tons of carbon emissions over the past decade.

Commitment to our People

- Through many philanthropic efforts, including many associate-driven initiatives, annual charitable donations total over $1.6 million.
- Busey boasts a high level of associate engagement, scoring a 4.28 (out of 5) in 2022 based on 12 critical measures of engagement.
- Busey launched the Busey Bank Bridge in 2022, a community collective in Peoria, IL, offering fundamental access to economic opportunity for all individuals and small businesses.

Commitment to Strong Governance

- Leadership at the Board and Executive level includes a team of diverse backgrounds. Women comprise one-third of the executive team.
- Executives, Directors and Officers are expected to follow a stringent code of ethics.
- Leadership prioritizes strong corporate governance, employing processes, policies, and customs that exceed industry metrics on risk management, data security and more.
- Busey boasts over 7% of Busey common stock beneficially owned by directors and insiders.

**Further information on all cited metrics can be found in the 2022 Busey Impact Report*

To view the full 2022 Busey Impact Report, visit busey.com/impact

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 39

Non-GAAP Financial Information

Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets

(dollars in thousands)

		Three Months Ended			Years Ended	
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
PRE-PROVISION NET REVENUE						
Net interest income		$ 77,133	$ 77,791	$ 91,149	$ 319,451	$ 323,438
Total noninterest income		31,516	31,008	29,079	122,384	126,803
Net security (gains) losses		(761)	285	(191)	2,199	2,133
Total noninterest expense		(74,979)	(70,945)	(73,677)	(285,532)	(283,881)
Pre-provision net revenue		32,909	38,139	46,360	158,502	168,493
Non-GAAP adjustments:						
Acquisition and other restructuring expenses		4,237	79	2,442	4,328	4,537
Provision for unfunded commitments		818	13	(464)	461	61
Amortization of New Markets Tax Credits		2,259	2,260	1,665	8,999	6,333
Adjusted pre-provision net revenue		$ 40,223	$ 40,491	$ 50,003	$ 172,290	$ 179,424
Pre-provision net revenue, annualized	[a]	$ 130,563	$ 151,312	$ 183,928	$ 158,502	$ 168,493
Adjusted pre-provision net revenue, annualized	[b]	159,580	160,644	198,381	172,290	179,424
Average total assets	[c]	12,308,491	12,202,783	12,330,132	12,246,218	12,492,948
Reported: Pre-provision net revenue to average assets[1]	[a÷c]	1.06 %	1.24 %	1.49 %	1.29 %	1.35 %
Adjusted: Pre-provision net revenue to average assets[1]	[b÷c]	1.30 %	1.32 %	1.61 %	1.41 %	1.44 %

1. For quarterly periods, measures are annualized measure.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 40

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended			Years Ended	
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS						
Net income	[a]	$ 25,749	$ 30,666	$ 34,387	$ 122,565	$ 128,311
Non-GAAP adjustments:						
Acquisition expenses:						
Salaries, wages, and employee benefits		—	—	—	—	587
Data processing		—	—	—	—	214
Professional fees, occupancy, and other		266	79	16	357	258
Other restructuring expenses:						
Salaries, wages, and employee benefits		3,760	—	2,409	3,760	2,409
Loss on leases or fixed asset impairment		—	—	10	—	986
Professional fees, occupancy, and other		211	—	7	211	83
Related tax benefit[1]		(863)	(15)	(539)	(881)	(938)
Adjusted net income	[b]	$ 29,123	$ 30,730	$ 36,290	$ 126,012	$ 131,910
DILUTED EARNINGS PER SHARE						
Diluted average common shares outstanding	[c]	56,333,033	56,315,492	56,177,790	56,256,148	56,137,164
Reported: Diluted earnings per share	[a÷c]	$ 0.46	$ 0.54	$ 0.61	$ 2.18	$ 2.29
Adjusted: Diluted earnings per share	[b÷c]	$ 0.52	$ 0.55	$ 0.65	$ 2.24	$ 2.35
RETURN ON AVERAGE ASSETS						
Net income, annualized	[d]	$ 102,156	$ 121,664	$ 136,427	$ 122,565	$ 128,311
Adjusted net income, annualized	[e]	115,542	121,918	143,977	126,012	131,910
Average total assets	[f]	12,308,491	12,202,783	12,330,132	12,246,218	12,492,948
Reported: Return on average assets[2]	[d÷f]	0.83 %	1.00 %	1.11 %	1.00 %	1.03 %
Adjusted: Return on average assets[2]	[e÷f]	0.94 %	1.00 %	1.17 %	1.03 %	1.06 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY						
Average common equity		$ 1,202,417	$ 1,208,407	$ 1,122,547	$ 1,197,511	$ 1,195,171
Average goodwill and other intangible assets, net		(355,469)	(358,025)	(366,127)	(359,347)	(370,424)
Average tangible common equity	[g]	$ 846,948	$ 850,382	$ 756,420	$ 838,164	$ 824,747
Reported: Return on average tangible common equity[2]	[d÷g]	12.06 %	14.31 %	18.04 %	14.62 %	15.56 %
Adjusted: Return on average tangible common equity[2]	[e÷g]	13.64 %	14.34 %	19.03 %	15.03 %	15.99 %

1. Full year tax benefits were calculated by multiplying full year acquisition expenses and other restructuring expenses by the annual effective tax rates for the full year periods. The annual effective tax rates used in these calculations were 20.4% for the year ended December 31, 2023, and 20.7% for the year ended December 31, 2022. Quarterly tax benefits were calculated as the full year amounts less the sum of amounts applied to previous quarters within the year.
2. For quarterly periods, measures are annualized.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 41

Non-GAAP Financial Information

Adjusted Net Income Excluding Net Securities Gains and Losses and Adjusted Diluted Earnings Per Share Excluding Net Securities Gains and Losses

(dollars in thousands, except per share amounts)

		Three Months Ended			Years Ended	
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Adjusted net income[1]	[a]	$ 29,123	$ 30,730	$ 36,290	$ 126,012	$ 131,910
Further non-GAAP adjustments:						
Net securities (gains) losses		(761)	285	(191)	2,199	2,133
Tax effect for net securities (gains) losses[2]		171	(52)	47	(448)	(441)
Net income excluding net securities (gains) losses[3]	[b]	$ 28,533	$ 30,963	$ 36,146	$ 127,763	$ 133,602
Diluted average common shares outstanding	[c]	56,333,033	56,315,492	56,177,790	56,256,148	56,137,164
Adjusted: Diluted earnings per share	[a÷c]	$ 0.52	$ 0.55	$ 0.65	$ 2.24	$ 2.35
Adjusted: Diluted earnings per share, excluding net securities (gains) losses[3]	[b÷c]	$ 0.51	$ 0.55	$ 0.64	$ 2.27	$ 2.38

1. Adjusted net income is a non-GAAP measure. See the table on the previous slide for a reconciliation to the nearest GAAP measure.
2. Tax effects for net securities gains and losses were calculated by multiplying net securities gains and losses by the effective income tax rates for the periods indicated. Effective tax rates were 22.5%, 18.2%, and 24.7% for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, and were 20.4% and 20.7% for the years ended December 31, 2023, and December 31, 2022, respectively.
3. Tax-effected measure.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 42

Non-GAAP Financial Information

Adjusted Net Interest Income and Adjusted Net Interest Margin
(dollars in thousands)

		Three Months Ended			Years Ended	
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net interest income		$ 77,133	$ 77,791	$ 91,149	$ 319,451	$ 323,438
Non-GAAP adjustments:						
Tax-equivalent adjustment[1]		501	553	564	2,173	2,199
Tax-equivalent net interest income		77,634	78,344	91,713	321,624	325,637
Purchase accounting accretion related to business combinations		(384)	(277)	(546)	(1,477)	(3,134)
Adjusted net interest income		$ 77,250	$ 78,067	$ 91,167	$ 320,147	$ 322,503
Tax-equivalent net interest income, annualized	[a]	$ 308,004	$ 310,821	$ 363,861	$ 321,624	$ 325,637
Adjusted net interest income, annualized	[b]	306,481	309,722	361,695	320,147	322,503
Average interest-earning assets	[c]	11,229,326	11,118,167	11,242,126	11,164,594	11,473,063
Reported: Net interest margin[2]	[a÷c]	2.74 %	2.80 %	3.24 %	2.88 %	2.84 %
Adjusted: Net interest margin[2]	[b÷c]	2.73 %	2.79 %	3.22 %	2.87 %	2.81 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. For quarterly periods, measures are annualized.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 43

Non-GAAP Financial Information

Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended			Years Ended	
		December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net interest income		$ 77,133	$ 77,791	$ 91,149	$ 319,451	$ 323,438
Non-GAAP adjustments:						
Tax-equivalent adjustment[1]		501	553	564	2,173	2,199
Tax-equivalent net interest income		77,634	78,344	91,713	321,624	325,637
Total noninterest income		31,516	31,008	29,079	122,384	126,803
Non-GAAP adjustments:						
Net security (gains) losses		(761)	285	(191)	2,199	2,133
Noninterest income excluding net securities gains and losses		30,755	31,293	28,888	124,583	128,936
Tax-equivalent revenue	[a]	$ 108,389	$ 109,637	$ 120,601	$ 446,207	$ 454,573
Total noninterest expense		$ 74,979	$ 70,945	$ 73,677	$ 285,532	$ 283,881
Non-GAAP adjustments:						
Amortization of intangible assets	[b]	(2,479)	(2,555)	(2,795)	(10,432)	(11,628)
Noninterest expense excluding amortization of intangible assets	[c]	72,500	68,390	70,882	275,100	272,253
Non-operating adjustments:						
Salaries, wages, and employee benefits		(3,760)	—	(2,409)	(3,760)	(2,996)
Data processing		—	—	—	—	(214)
Impairment, professional fees, occupancy, and other		(477)	(79)	(33)	(568)	(1,327)
Adjusted noninterest expense	[f]	68,263	68,311	68,440	270,772	267,716
Provision for unfunded commitments		(818)	(13)	464	(461)	(61)
Amortization of New Markets Tax Credits		(2,259)	(2,260)	(1,665)	(8,999)	(6,333)
Adjusted core expense	[g]	$ 65,186	$ 66,038	$ 67,239	$ 261,312	$ 261,322
Noninterest expense, excluding non-operating adjustments	[f-b]	$ 70,742	$ 70,866	$ 71,235	$ 281,204	$ 279,344
Reported: Efficiency ratio	[c÷a]	66.89 %	62.38 %	58.77 %	61.65 %	59.89 %
Adjusted: Efficiency ratio	[f÷a]	62.98 %	62.31 %	56.75 %	60.68 %	58.89 %
Adjusted: Core efficiency ratio	[g÷a]	60.14 %	60.23 %	55.75 %	58.56 %	57.49 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.

4Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 44

Non-GAAP Financial Information

Tangible Book Value and Tangible Book Value Per Common Share
(dollars in thousands, except per share amounts)

		As of December 31, 2023	As of September 30, 2023	As of June 30, 2023	As of March 31, 2023	As of December 31, 2022
Total stockholders' equity		$ 1,271,981	$ 1,190,158	$ 1,201,948	$ 1,198,558	$ 1,145,977
Goodwill and other intangible assets, net		(353,864)	(356,343)	(358,898)	(361,567)	(364,296)
Tangible book value	[a]	$ 918,117	$ 833,815	$ 843,050	$ 836,991	$ 781,681
Ending number of common shares outstanding	[b]	55,244,119	55,342,017	55,290,847	55,294,455	55,279,124
Tangible book value per common share	[a÷b]	$ 16.62	$ 15.07	$ 15.25	$ 15.14	$ 14.14

Tangible Assets, Tangible Common Equity, and Tangible Common Equity to Tangible Assets
(dollars in thousands)

		As of December 31, 2023	As of September 30, 2023	As of June 30, 2023	As of March 31, 2023	As of December 31, 2022
Total assets		$ 12,283,415	$ 12,258,250	$ 12,209,029	$ 12,344,555	$ 12,336,677
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(353,864)	(356,343)	(358,898)	(361,567)	(364,296)
Tax effect of other intangible assets[1]		6,888	7,354	7,833	8,335	8,847
Tangible assets[2]	[a]	$ 11,936,439	$ 11,909,261	$ 11,857,964	$ 11,991,323	$ 11,981,228
Total stockholders' equity		$ 1,271,981	$ 1,190,158	$ 1,201,948	$ 1,198,558	$ 1,145,977
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(353,864)	(356,343)	(358,898)	(361,567)	(364,296)
Tax effect of other intangible assets[1]		6,888	7,354	7,833	8,335	8,847
Tangible common equity[2]	[b]	$ 925,005	$ 841,169	$ 850,883	$ 845,326	$ 790,528
Tangible common equity to tangible assets[2]	[b÷a]	7.75 %	7.06 %	7.18 %	7.05 %	6.60 %

1. Net of estimated deferred tax liability, calculated using the estimated statutory tax rate of 28%.
2. Tax-effected measure.

45 454Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Portfolio loans [a] $ 7,651,034 $ 7,856,160 $ 7,805,284 $ 7,783,808 $ 7,725,702 Non-GAAP adjustments: PPP loans amortized cost (313) (598) (667) (750) (845) Core loans [b] $ 7,650,721 $ 7,855,562 $ 7,804,617 $ 7,783,058 $ 7,724,857 Total deposits [c] $ 10,291,156 $ 10,332,362 $ 10,062,755 $ 9,801,169 $ 10,071,280 Non-GAAP adjustments: Brokered transaction accounts (6,001) (6,055) (6,055) (6,005) (1,303) Time deposits of $250,000 or more (386,286) (350,276) (297,967) (200,898) (120,377) Core deposits [d] $ 9,898,869 $ 9,976,031 $ 9,758,733 $ 9,594,266 $ 9,949,600 RATIOS Core loans to portfolio loans [b÷a] 100.00% 99.99% 99.99% 99.99% 99.99 % Core deposits to total deposits [d÷c] 96.19% 96.55% 96.98% 97.89% 98.79 % Core loans to core deposits [b÷d] 77.29% 78.74% 79.98% 81.12% 77.64 % Non-GAAP Financial Information